Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of September 20, 2021, by and among GERMAN AMERICAN BANCORP, INC., an Indiana corporation (“German American”), and the undersigned securityholders (each, the “Securityholder,” which term is used to describe all undersigned securityholders together if more than one) of Citizens Union Bancorp of Shelbyville, Inc., a Kentucky corporation (the “Company”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the “Merger Agreement” (as defined below).

Recitals

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization of even date herewith (the “Merger Agreement”), by and among German American, the Company, and their respective banking subsidiaries, the Company will merge (the “Merger”) into German American, with German American continuing as the surviving corporation and all of the outstanding common stock, without par value, of the Company (“Company Stock”) being exchanged for common stock, without par value, of German American and a cash payment;

WHEREAS, the Securityholder is the beneficial owner of, or exercises control and direction over, the number of issued and outstanding shares of Company Stock, as set forth on Exhibit A attached hereto;

WHEREAS, the Securityholder has had a fair opportunity to review the Merger Agreement and to consult with legal, tax, financial and other advisers of the Securityholder’s choosing to the extent such Securityholder has desired to have such consultation; and

WHEREAS, as a material inducement for German American to enter into the Merger Agreement with the Company and thereby provide the benefits of the Merger to the Securityholder, the Securityholder is willing (among other terms and conditions set forth in this Agreement) to (i) in accordance with the terms hereof, not transfer or otherwise dispose of any of such Securityholder’s shares of Company Stock, or any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable, in respect of any Company Stock (the “Securities”) until the Securityholder’s shares are voted with respect to the Merger and (ii) vote or use best efforts to cause to be voted Company Stock as set forth herein.

Agreement

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, each Securityholder agrees with German American as follows:

1.             Transfer and Encumbrance. The Securityholder agrees that the Securityholder will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge (excluding any pledges already in effect to commercial lenders that secure the repayment of money borrowed), exchange, or otherwise dispose of or encumber the Securities (except as may be specifically required by court order, in which case the Securityholder shall give German American prior written notice and any such transferee shall agree to be bound by the terms and conditions of this Agreement) prior to the “Expiration Date” (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Securities, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) April 1, 2022, (ii) the date which is the day following the shareholder meeting at which the Merger is approved by the Company’s shareholders, (iii) the date the Board decides not to recommend or withdraws its recommendation of the Merger without a breach of Sections 4.01(d), 4.01(e) or 4.03(a), or Section 7.08 of the Merger Agreement, (iv) the termination of the Merger Agreement by either German American or Company in accordance with their respective rights under Article VII of the Merger Agreement prior to the meeting of the Company’s shareholders to approve the Merger, or (v) the termination of the Merger Agreement by either German American or the Company pursuant to Section 7.03(a) of the Merger Agreement.

2.             Agreement to Vote. Prior to the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Securityholder agrees to vote (or cause to be voted) the shares of Company Stock owned of record and beneficially by such Securityholder other than as a trustee of a benefit plan, which shares shall include, without limitation, all shares owned by such Securityholder individually, all shares owned jointly by such Securityholder and such Securityholder’s spouse, all shares owned by such Securityholder by any minor children (or any trust for their benefit), all shares owned by any business of which such Securityholder is the principal shareholder (but in each such case only to the extent such Securityholder has the right to vote or direct the voting of such shares), and specifically including all shares shown as owned directly or beneficially by such Securityholder on Exhibit A attached hereto or acquired subsequently hereto: (i) in favor of approval of the Merger, the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed upon by German American and the Company to effect the Merger; provided that such alternative structure is on terms in the aggregate no less favorable to the Securityholder from a financial point of view than the terms of the Merger set forth in the Merger Agreement (including, without limitation, with respect to the consideration to be received by the Securityholder); and (iii) against the consummation of any proposal looking toward the acquisition of control of the Company by any party not affiliated with German American, or any action, proposal, agreement or transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) that in any such case would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. This Agreement is intended to bind the Securityholder as a shareholder of the Company only with respect to the specific matters set forth herein. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting in his, her or its sole discretion on any matter other than those matters referred to in this Agreement.

3.             No Opposition. Prior to the Expiration Date, the Securityholder agrees not to take, or cause to be taken, any action in the Securityholder’s capacity as a holder of Securities of the Company that would, or would be reasonably likely to, have the purpose or effect of preventing the consummation of the Merger and the transactions contemplated by the Merger Agreement. Prior to the Expiration Date, the Securityholder agrees to take, or cause to be taken in its capacity as a holder of Securities of the Company, all actions necessary to effect the Merger and the transactions contemplated by the Merger Agreement.

4.             New Securities. The Securityholder hereby agrees that any shares of the capital stock or other securities of the Company that the Securityholder purchases or with respect to which the Securityholder otherwise acquires a right to acquire or other beneficial ownership (as such concept of beneficial ownership is interpreted for purposes of the beneficial ownership disclosure provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder) after the date of this Agreement and prior to the Expiration Date (the “New Securities”), and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any New Securities, shall become subject to the terms and conditions of this Agreement to the same extent as if they constituted Securities.

5.             Representations, Warranties and Covenants of Securityholder. The Securityholder (and if more than one signatory exists for the Securityholder, all such signatories, jointly and severally) hereby represents and warrants to, and covenants with, German American that:

5.1.     Ownership. Except as may be noted on Exhibit A hereto, the person(s) or entity(ies) who or that has (have) signed this Agreement as the Securityholder have good and marketable title to, and is (are) the sole legal and beneficial owners of Securities in the numbers that are specified on Exhibit A. As of the date hereof, such person(s) or entity(ies) does (do) not beneficially own any shares of the capital stock of the Company or other securities issued by the Company other than the Securityholder’s Securities that are so identified. No person acting on behalf of any such person(s) or entity(ies) has provided German American with any information concerning the nature of ownership of the numbers of Securities identified on Exhibit A that is false or misleading in any respect material to German American.

5.2.     Authorization; Binding Agreement. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the shares of Company Stock included within the Securityholder’s Securities with no restrictions on its voting rights or rights of disposition pertaining thereto, except as specified on Exhibit A. The Securityholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by German American, this Agreement is a legal, valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms.

6.             Further Assurances. The Securityholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of German American, to carry out the purpose and intent of this Agreement and to consummate the Merger, the Merger Agreement and the transactions contemplated thereby.

7.             Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. In the event of termination of this Agreement upon the Expiration Date, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from liability hereof for any willful breach of this Agreement prior to the Expiration Date.

8.             Miscellaneous.

8.1.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction (or deemed formally or informally by a governmental agency) to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event that a governmental agency (including but not limited to the Board of Governors of the Federal Reserve System (the “FRB”)) expresses to German American any concern that this Agreement may be violative of law applicable to German American or the Securityholder, then German American shall so notify the Securityholder of such concern, and German American and the Securityholder shall cooperate with each other toward amending this Agreement in order to resolve such governmental agency’s concern(s).

8.2.     Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that German American may freely assign its rights to a direct or indirect wholly-owned subsidiary of German American without such prior written approval but no such assignment shall relieve German American of any of its obligations hereunder. Any purported assignment without such consent shall be void. No provision of this Agreement shall be for the benefit of any third party, except that the Company is an intended third-party beneficiary of the Securityholder’s agreements pursuant to this Agreement.

8.3.     Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

8.4.     Specific Performance; Injunctive Relief. The parties hereto acknowledge that German American will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Securityholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to German American upon such violation, German American shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to German American at law or in equity.

8.5.     Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national or international overnight courier service, or mailed by registered or certified mail, postage prepaid (effective (a) when delivered by hand, (b) one (1) business day after dispatch by overnight courier, and (c) three (3) business days after dispatch by mail), as follows:

If to German American, to:

Mr. Mark A. Schroeder

Chairman and Chief Executive Officer

German American Bancorp, Inc.

711 Main Street

Jasper, Indiana  47546

with a copy to:

Jeremy E. Hill, Esq.

Dentons Bingham Greenebaum LLP

10 W. Market Street

2700 Market Tower

Indianapolis, Indiana 46204

If to any person who has signed this Agreement as Securityholder, to the address that appears in the shareholder records of the Company, which have been provided to German American.

And in the event of notice to either German American or any person who has signed this Agreement as Securityholder, with a copy to:

David M. Bowling

Chief Executive Officer

Citizens Union Bancorp of Shelbyville, Inc.

1854 Midland Trail

Shelbyville, Kentucky 40065

with a copy to:

Nathan L. Berger, Esq.

Frost Brown Todd LLC

400 West Market Street, Suite 3200

Louisville, Kentucky 40202

8.6       Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

8.7       Entire Agreement. This Agreement contains the entire understanding of German American and Securityholder in respect of the subject matter hereof, and, except for any confidentiality agreements between German American and the Company binding upon the Securityholders, supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

8.8       Counterparts. This Agreement may be executed (and delivered, in original form or by electronic mail or by facsimile transmission) in several counterparts, each of which shall be an original, but all of which together shall (when executed and delivered between or among two or more signatories) constitute one and the same agreement.

8.9       Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.10   No Limitation on Actions of the Securityholder as Director or Officer. Notwithstanding anything to the contrary in this Agreement, in the event the Securityholder, or a representative of the Securityholder, is an officer or director of the Company, nothing in this Agreement is intended or shall be construed to require the Securityholder, or its representative, as the case may be, in such individual’s capacity as an officer or director of the Company, to act or fail to act in accordance with such individual’s fiduciary duties in such capacity.

8.11   Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.12   Disclosure. The Securityholder hereby authorizes German American and the Company to disclose the identity of the Securityholder and the nature and amounts of its commitments, arrangements and understandings under this Agreement (and to file publicly a copy of this Agreement in that connection) in any reports or other filings or communications that either German American or the Company may be required to file under any applicable law (without seeking confidential treatment of such disclosure), including without limitation the laws popularly known as Bank Holding Company Act of 1956, the Bank Merger Act, the Securities Exchange Act of 1934, and the Securities Act of 1933 (each as amended), and including, without limitation, any report filed with the Securities and Exchange Commission on Form 8-K or any Schedule 13D or Schedule 13G, any Registration Statement filed by German American under the Securities Act of 1933, and any applications or notices seeking or concerning regulatory review and/or approval of the Merger and/or this Agreement that may be filed with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions and the Kentucky Department of Financial Institutions.

8.13   Attorney Fees. Except as otherwise provided herein, each party shall pay hereto shall pay its own costs, expenses and attorney’s fees in connection with the review and execution of this Agreement, any future negotiation or consultation in connection with this Agreement, and/or in the event of any judicial proceeding arising out of or related to this Agreement or which requires the interpretation or construction of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder,
Chairman and Chief Executive Officer

[GERMAN AMERICAN SIGNATURE PAGE TO VOTING AGREEMENT]

Lea M. Anderson, on behalf of herself and as Trustee of the Lea M. Anderson Revocable Trust

/s/ Lea M. Anderson
Lea M. Anderson

Susan A. McMullan Eden, as Trustee of the Susan A. McMullan Eden Trust, the Kadlam Family Trust, the Hugh River Trust and the Seaton Oaks Trust

/s/ Susan A. McMullan Eden
Susan A. McMullan Eden

Brian M. McMullan, as Trustee of the Brian M. and Amy C. McMullan Trust, the Lea M. McMullan Irrev UTD 8-11-93 and the Kadlam Family Trust

/s/ Brian M. McMullan
Brian M. McMullan

Amy C. McMullan, as Trustee of the Brian M. and Amy C. McMullan Trust, the James River Irrevocable Trust, the Ashton Oaks Irrevocable Trust and the Hartfield Irrevocable Trust

/s/ Amy C. McMullan
Amy C. McMullan

Kenneth D. Anderson

/s/ Kenneth D. Anderson
Kenneth D. Anderson

[SECURITYHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

Steven E. Barker, on behalf of himself and as Trustee of the Thomas Barker Trust, the Thomas & Agnes Barker Trust, the Betty P. Barker Trust and the Agnes Barker Trust

/s/ Steven E. Barker
Steven E. Barker

Edward B. Hayes

/s/ Edward B. Hayes
Edward B. Hayes

Katherine Hayes Trentham, on behalf of herself and as Trustee of the Edward B. Hayes Irrevocable Trust 5 and the Edward B. Hayes Irrevocable Trust 6

/s/ Katherine Hayes Trentham
Katherine Hayes Trentham

PNC DTC, as Trustee of the Ann Hayes Ronald Delaware Trust

/s/ Jon-Michael Childers
Jon-Michael Childers

William H. Borders

/s/ William H. Borders
William H. Borders

F. Patrick Hargadon

/s/ F. Patrick Hargadon
F. Patrick Hargadon

[SECURITYHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

Steve E. Higdon

/s/ Steve E. Higdon
Steve E. Higdon

D. Ray Leathers

/s/ D. Ray Leathers
D. Ray Leathers

Robert F. McDowell

/s/ Robert F. McDowell
Robert F. McDowell

Stephen H. Solomon

/s/ Stephen H. Solomon
Stephen H. Solomon

Gary L. Stewart

s/ Gary L. Stewart
Gary L. Stewart

David M. Bowling

/s/ David M. Bowling
David M. Bowling

Darryl T. Traylor

/s/ Darryl T. Traylor
Darryl T. Traylor

[SECURITYHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

SECURITYHOLDERS’ OWNERSHIP
OF COMPANY STOCK

Securityholder	Shares of Common Stock
Lea M. Anderson Revocable Trust	179,006
Susan A. McMullan Eden Trust	367,180
Brian M. and Amy C. McMullan Trust	339,356
James River Irrevocable Trust	55,643
Ashton Oaks Irrevocable Trust	55,643
Hartfield Irrevocable Trust	55,643
Lea M. McMullan Irrev UTD 8-11-93	30,300
Kadlam Family Trust	25,200
Hugh River Trust	10,369
Seaton Oaks Trust	10,369
Kenneth D. Anderson	6,796
Thomas Barker Trust	173,388
Thomas & Agnes Barker Trust	133,126
Betty P. Barker Trust	13,898
Agnes Barker Trust	4,000
Sarah H. Wilson	187,154
Katherine Hayes Trentham	186,426
Ann Hayes Ronald Delaware Trust	186,426
Edward B. Hayes	170,636
Edward B. Hayes Irrevocable Trust 5	7,581
Edward B. Hayes Irrevocable Trust 6	7,581
William H. Borders	12,980
F. Patrick Hargadon	14,796
Steve E. Higdon	2,511
D. Ray Leathers	5,000
Robert F. McDowell	4,200
Stephen H. Solomon	45,520
Gary L. Stewart	5,000
David M. Bowling	54,718
Darryl T. Traylor	45,002

Exhibit A